UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 7, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by Digital Brands Group, Inc. with the Securities and Exchange Commission on April 13, 2023 (the “Original 8-K”) to correct the forms of SPA and Note filed as Exhibits 10.1 and 10.2, respectively, to the Original 8-K and related information reported under Item 1.01 to correct references to certain default conversion and conversion share provisions of the SPA and the Notes which were not included in the executed SPA and Notes. All other information and Items contained in the Original 8-K remain unchanged.

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2023, Digital Brands Group, Inc. (the “Company”) and various purchasers (the “Investors”) executed a Securities Purchase Agreement (the “SPA”) whereby the Investors purchased from the Company 20% Original Issue Discount (the “OID”) promissory notes (the “Notes”) in the aggregate principal amount of $2,208,750 (with an aggregate subscription amount of $1,800,000).

The Form of Note

The Notes are due and payable on September 30, 2023 (the “Maturity Date”). The Company will also have the option to prepay the Notes with no penalties at any time prior to the Maturity Date. If the Company or any subsidiary of the Company completes a debt or equity financing of less than $7,500,000, the Company is required to repay 50% of the remaining balance of the Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the Notes. Upon the closing of any debt or equity financing of $7,500,000 or greater, the Company is required to repay 100% of the Notes with no penalties.

If the Notes are not repaid in full by the Maturity Date or if any other event of default occurs, (1) the face value of the Notes will be automatically increased to 120%; and (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured.

Copies of the SPA and the form of Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing descriptions of the SPA and the Notes do not purport to be complete and are qualified in their entirety by reference to the applicable exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement, dated April 7, 2023, by and among Digital Brands Group, Inc. and the Investors
10.2	Form of Promissory Note, dated April 7, 2023, by Digital Brands Group, Inc. in favor each Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: April 18, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer